UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
 _____________________
FORM 8-K
 _____________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 21, 2017
Concert Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36310	20-4839882
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

99 Hayden Avenue, Suite 500 Lexington, Massachusetts	02421
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (781) 860-0045

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement

On December 21, 2017, Concert Pharmaceuticals, Inc. (the “Company”) entered into a Lease (the “Lease”) with HCP/King Hayden Campus LLC (the “Landlord”) to lease approximately 55,522 square feet of office and laboratory space located at 65 Hayden Avenue, Lexington, Massachusetts (the “Premises”) for the Company’s new principal executive offices. The Company currently leases office space located at 99 Hayden Avenue, Suite 500, Lexington, Massachusetts, which expires pursuant to its terms on September 30, 2018.
The Lease commences (the “Commencement Date”) on the earlier of (i) the date on which the Company first commences to use the Premises, or (ii) the later of (x) the “Substantial Completion” (as defined in the Lease) of the “Landlord’s Work” (as defined in the Lease) or (y) July 15, 2018. The Lease will extend from the Commencement Date and then for ten years following the “Base Rent Commencement Date” (as defined in the Lease), currently expected to be January 1, 2019 (the “Lease Term”), unless terminated earlier. The Company is entitled to two five-year options to extend the Lease.
The Lease provides for annual base rent of approximately $2.8 million in the first year of the Lease Term, which increases on a yearly basis by 3.0% (subject to an abatement of base rent of approximately $0.5 million at the beginning of the second year of the Lease Term if the Company is not in default under the Lease). The Company will also be obligated to pay the Landlord for certain costs, taxes and operating expenses related to the Premises, subject to certain exclusions.
The Company will be entitled to an improvement allowance of approximately $5.0 million for certain permitted costs related to the design and construction of Company improvements to the Premises.
The Company is obligated to provide a security deposit in the amount of approximately $1.2 million, which may be used by the Landlord to be applied for certain purposes upon the Company’s breach of any provisions under the Lease.
The Lease contains customary provisions allowing the Landlord to terminate the Lease if the Company fails to remedy a breach of any of its obligations within specified time periods, or upon bankruptcy or insolvency of the Company.
The foregoing description of the Lease does not purport to be complete and is qualified in its entirety by reference to such agreement, which the Company intends to file as an exhibit to its next periodic report filed under the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Concert Pharmaceuticals, Inc.

	By:	/s/ Roger Tung
Date: December 22, 2017		Name:	Roger Tung
		Title:	President and Chief Executive Officer